UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2017

Danaher Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

Registrant’s Telephone Number, Including Area Code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2007 Omnibus Incentive Plan

On May 9, 2017, at the annual meeting of shareholders of Danaher Corporation (the “Company”), the Company’s shareholders approved certain amendments (the “Omnibus Plan Amendment”) to the Company’s 2007 Stock Incentive Plan (now known as the 2007 Omnibus Incentive Plan, the “Omnibus Plan”) and re-approved the material terms of the performance goals under the Omnibus Plan for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code. Following is a brief description of the Omnibus Plan Amendment. The description is qualified in its entirety by reference to the amended 2007 Omnibus Incentive Plan referenced as Exhibit 10.1 hereto and incorporated by reference herein. The Omnibus Plan Amendment:

•	increases the plan share reserve by 51,000,000 shares of Company Common Stock;

•	transitions the plan from a sublimit on the number of shares that may be granted pursuant to full-value awards to a fungible share reserve that counts grants of full-value awards against the share reserve at a ratio of 3.56:1 (such that (1) each share of Common Stock subject to any award other than an option or SAR (“full value award”) and granted before February 28, 2017 counts against the maximum share limit as one share of Common Stock, (2) each share of Common Stock subject to a full value award and granted after February 28, 2017 counts against the maximum share limit as 3.56 shares of Common Stock, and (3) if after February 28, 2017 any full value award expires, is canceled, forfeited, cash-settled, exchanged or assumed by a third party or terminates for any other reason, in each case without a distribution of shares of Common Stock to the participant, each share of Common Stock available under that award is added back to the maximum share limit as 3.56 shares of Common Stock);

•	provides for cash-based awards (subject to an annual limit of $10 million (which amount is doubled in the initial year of hire) per employee participant) and re-titles the plan the “2007 Omnibus Incentive Plan”;

•	reduces the annual cap on the number of shares of Common Stock that may be awarded to any individual (1) under options or SARs to 1,000,000, and (2) under any other type of award intended to be “qualified performance based compensation” under Section 162(m) to 500,000, provided that these caps are doubled in the initial year of hire;

•	extends the Plan term to May 9, 2027;

•	implements an $800,000 cap ($1,300,000 for any non-management Board chair or vice chair (or similar role)) on the annual cash and equity compensation (based on grant date fair value) that may be awarded to any individual, non-management director;

•	provides for dividends or dividend equivalents to be paid on awards other than options and SARs, if so provided by the Compensation Committee (the “Committee”), but subject to any time-based or performance-based vesting conditions applicable to the underlying award;

•	updates the tax withholding provision and permits tax withholding at any rate that would not cause adverse accounting consequences for the Company and is permitted under applicable rules of the IRS or other applicable regulatory entity;

•	modifies the definition of “Substantial Corporate Change” to (1) refer to the acquisition by a person, entity or group of more than 50% of the Company’s shares by voting power (in place of the prior standard of 100%), and (2) add a provision relating to the turnover of a majority of the Company’s Board members, subject to certain exceptions (provided that notwithstanding this modification, the Board still retains discretion whether or not to cash-out or accelerate the vesting of any equity awards upon a Substantial Corporate Change);

•	updates the list of permissible performance criteria and eliminates the provision requiring that 162(m)-compliant performance-based awards be subject to an incremental performance requirement (in addition to the primary performance requirement) of four quarters of positive net income following grant date;

•	with respect to all equity awards granted following the date of the Company’s 2017 annual meeting, implements a minimum one-year vesting or performance requirement (in place of the prior minimum vesting requirements of one-year for performance-based awards and three-years for non-performance-based awards), while retaining the existing exception for up to 5% of the maximum share limit and the existing exceptions relating to death, disability, retirement, other terminations of employment and any substantial corporate change;

•	in addition to the existing prohibitions on repricing of awards and cancelling underwater options or stock appreciation rights (“SARs”) for cash, prohibits the cancellation of any outstanding option or SAR in exchange for an option or SAR with an exercise price that is less than the exercise price of the original option or SAR (except upon a substantial corporate change or change in the Company’s capital structure);

•	conforms the definition of “disability” to the definition used in the Company’s 2007 Executive Incentive Compensation Plan;

•	adds a provision requiring participants to waive a jury trial with respect to disputes under the plan and eliminating liability for good faith actions by directors in respect of the plan;

•	updates the language relating to the requirements of Section 409A of the Internal Revenue Code (“Section 409A”);

•	modifies the provisions relating to termination for gross misconduct to make them applicable at the administrator’s discretion; and

•	implements certain other ministerial and clarifying changes.

2007 Executive Incentive Compensation Plan

On May 9, 2017, at the Company’s annual meeting of shareholders, the Company’s shareholders approved certain amendments (the “EIC Plan Amendment”) to the Company’s 2007 Executive Incentive Compensation Plan (the “EIC Plan”) and re-approved the material terms of the performance goals under the EIC Plan for purposes of Section 162(m). Following is a brief description of the EIC Plan Amendment. The description is qualified in its entirety by reference to the amended 2007 Executive Incentive Compensation Plan referenced as Exhibit 10.2 hereto and incorporated by reference herein.

The plan previously identified a list of business criteria that the Committee could use to establish performance goals under the plan, as well as the maximum dollar amount that could be paid to each plan participant with respect to a performance period. The EIC Plan Amendment substitutes for these terms a specific performance formula that determines the maximum award amount payable to each plan participant with respect to a performance period. Under the revised plan, for any twelve-month performance period, the maximum award payable to (1) a participant serving as Chief Executive Officer of the Company equals 0.5% of the Company’s operating profit for such performance period as determined under GAAP, or (2) any other participant equals 0.25% of the Company’s operating profit for such performance period as determined under GAAP (or in each case a proportionate amount for a performance period longer or shorter than twelve months), subject in each case to the Committee’s exercise of negative discretion (which are adjustments that eliminate or reduce (but not increase) an award otherwise payable to a participant for a performance period). The EIC Plan Amendment also:

•	adds a requirement that a participant must remain employed through the end of the performance period to be eligible for an award for such performance period;

•	adds a provision requiring participants to waive a jury trial with respect to disputes under the plan;

•	updates the language relating to the requirements of Section 409A; and

•	implements certain other ministerial and clarifying changes.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on May 9, 2017. At the annual meeting, the Company’s shareholders voted on the following proposals:

1. To elect the twelve directors named in the Company’s proxy statement to terms expiring in 2018. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
Donald J. Ehrlich	443,992,344	139,014,114	1,629,823	36,253,533
Linda Hefner Filler	566,885,125	17,450,978	296,978	36,253,533
Robert J. Hugin	543,733,992	40,583,383	318,906	36,253,533
Thomas P. Joyce, Jr.	578,306,284	6,028,461	301,536	36,253,533
Teri List-Stoll	462,612,088	121,721,752	302,441	36,253,533
Walter G. Lohr, Jr.	553,682,970	29,358,984	1,594,327	36,253,533
Mitchell P. Rales	563,889,162	20,437,647	309,472	36,253,533
Steven M. Rales	565,719,453	18,604,817	312,011	36,253,533
John T. Schwieters	457,377,039	126,933,807	325,435	36,253,533
Alan G. Spoon	513,213,893	69,788,036	1,634,352	36,253,533
Raymond C. Stevens, Ph.D.	583,687,219	657,410	291,652	36,253,533
Elias A. Zerhouni, M.D.	578,245,753	6,078,740	311,788	36,253,533

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The proposal was approved by a vote of shareholders as follows:

For	613,948,942
Against	6,644,383
Abstain	293,689

3. To approve certain amendments to Danaher’s 2007 Stock Incentive Plan and the material terms of the performance goals under the plan. The proposal was approved by a vote of shareholders as follows:

For	531,443,289
Against	52,495,879
Abstain	697,113
Broker Non-Votes	36,253,533

4. To approve certain amendments to Danaher’s 2007 Executive Incentive Compensation Plan and the material terms of the performance goals under the plan. The proposal was approved by a vote of shareholders as follows:

For	563,667,516
Against	20,268,599
Abstain	700,166
Broker Non-Votes	36,253,533

5. To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of shareholders as follows:

For	566,710,740
Against	17,238,330
Abstain	687,211
Broker Non-Votes	36,253,533

6. To hold an advisory vote relating to the frequency of future shareholder advisory votes on the Company’s named executive officer compensation. The Company’s shareholders voted as follows on this proposal:

One Year	542,599,900
Two Years	714,852
Three Years	40,663,366
Abstain	658,095
Broker Non-Votes	36,253,533

7. To act upon a shareholder proposal requesting that Danaher adopt and report on goals to reduce greenhouse gas emissions. The proposal was rejected by a vote of shareholders as follows:

For	171,943,340
Against	400,148,262
Abstain	12,544,679
Broker Non-Votes	36,253,533

Based on the voting results set forth above, the Company has adopted a policy to hold an annual advisory vote on named executive officer compensation until the next required vote on the frequency of shareholder advisory votes on the Company’s named executive officer compensation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

	Exhibit Number	Description

10.1	2007 Omnibus Incentive Plan	Incorporated by reference from Appendix A to Danaher Corporation’s Proxy Statement on Schedule 14A filed on March 31, 2017 (Commission File Number: 1-8089)

10.2	2007 Executive Incentive Compensation Plan	Incorporated by reference from Appendix B to Danaher Corporation’s Proxy Statement on Schedule 14A filed on March 31, 2017 (Commission File Number: 1-8089)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
	Name:	James F. O’Reilly
	Title:	Vice President, Associate General Counsel and Secretary

Dated: May 11, 2017

EXHIBIT INDEX

	Exhibit Number	Description

10.1	2007 Omnibus Incentive Plan	Incorporated by reference from Appendix A to Danaher Corporation’s Proxy Statement on Schedule 14A filed on March 31, 2017 (Commission File Number: 1-8089)

10.2	2007 Executive Incentive Compensation Plan	Incorporated by reference from Appendix B to Danaher Corporation’s Proxy Statement on Schedule 14A filed on March 31, 2017 (Commission File Number: 1-8089)